Exhibit 10.85

Form of
SECONDARY PURCHASER SETTLEMENT AGREEMENT

            This SECONDARY PURCHASER SETTLEMENT AGREEMENT (the "Agreement") is dated as of December 6, 2001 among [                                         named Buyer                                         ] (the "Buyer"), CENTRAL VERMONT PUBLIC SERVICE CORPORATION ("CVPS"), and GREEN MOUNTAIN POWER COMPANY ("GMP", and together with CVPS, the "Sellers").

            WHEREAS, the Sellers are parties to separate power purchase agreements with Vermont Yankee Nuclear Power Corporation ("Vermont Yankee") to purchase their respective entitlement percentages of the power generated from the nuclear generating unit (the "Unit") owned by Vermont Yankee;

            WHEREAS, the Buyer is purchasing a fixed percentage (a "Share") of CVPS's and GMP's combined fifty-five percent (55%) entitlement (the "Vermont Quota") of the capacity and net electric output of the Unit, through November 30, 2002, under a Power Purchase Agreement with Vermont Electric Power Company, Inc. ("VELCO"), dated June 1, 1981 (the "Power Purchase Agreement"), and in accordance with a certain Superseding Three Party Power Agreement, dated February 1, 1990;

            WHEREAS, the Buyer and the Sellers mutually desire to terminate (i) the purchase and sale of the Share, and (ii) the Power Purchase Agreement insofar as it involves the parties to this Agreement;

            NOW THEREFORE, in consideration of the representations, warranties and covenants contained herein and intending to be legally bound hereby, the parties hereby agree as follows:

1. Condition. This Agreement is subject to receipt by Vermont Yankee of the Regulatory Approval (as such term is hereinafter defined).

2. Termination of Power Purchase Agreement. Buyer and the Sellers hereby agree that the Power Purchase Agreement shall terminate at the end of the day on February 28, 2002 (the "Termination Date"), subject only to the acceptance or approval of a notice of termination of the Power Purchase Agreement by the Federal Energy Regulatory Commission (the "FERC"), effective on the Termination Date and without condition unacceptable to the Sellers or the Buyer (the "Regulatory Approval"). On or before December 12, 2001, VELCO shall file notice of termination of the Power Purchase Agreement under Section 35.15 of the regulations of the FERC, in form and substance consistent with this Agreement. The Buyer expressly authorizes VELCO to represent to the FERC that the Buyer consents to the termination of the Power Purchase Agreement and the Buyer shall support such notice of termination. If the FERC declines to accept or approve the termination of the Power Purchase Agreement as set forth in this paragraph, then the Sellers and the Buyer shall negotiate in good faith to effect an equitable adjustment of their rights and obligations under this Agreement with a view to effecting, to the extent possible, the original purpose and intent of this Agreement in light of the FERC action. Any such adjustment shall be reflected in a written amendment to this Agreement.

3. Continuing Obligations. The termination of the Power Purchase Agreement, in accordance with paragraph 2, shall not affect:

  the obligation of the Buyer to pay all amounts due and owing under the Power Purchase Agreement for service rendered up to and including the Termination Date, in accordance with the terms of the Power Purchase Agreement and as shown on bills properly rendered to Buyer by the Sellers' agent, VELCO, after that date; or
  the obligation of the Sellers, in accordance with the Settlement Agreement dated June 25, 2001, among the Sellers, Vermont Yankee, the Buyer, and other parties, filed with and accepted by FERC in Docket Nos. EC00-46-000, et al. (the "June 2001 Settlement"), to provide the full amount of the ESP Credit Amount, as that term is defined in Section 4.2 of the June 2001 Settlement, together with accrued interest, to the Buyer upon termination of the Power Purchase Agreement and to reflect in the next monthly statement following the Termination Date, a lump sum credit or refund for any portion of the Buyer's ESP Credit Amount that has not previously been credited to Buyer.

4. Limits of Obligations. Except as specifically set forth in paragraph 3, the Buyer shall not be obligated to make any payments to the Sellers for any portion of any amount charged to VELCO by Vermont Yankee after the Termination Date; the Sellers shall not be obligated to provide any electric power, energy or ancillary service from Vermont Yankee with respect to the Buyer, under the Power Purchase Agreement or otherwise, after the Termination Date (except as may be agreed in a separate power sales agreement); and the Sellers shall not be obligated to provide any payment or credit to the Buyer for any portion of any amount received by the Sellers from Vermont Yankee after the Termination Date.

5. Representations of the Buyer. The Buyer represents and warrants that (a) the Buyer has the power and authority necessary for the execution, delivery and performance of this Agreement, this Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered on behalf of the Buyer, and this Agreement is the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms; (b) the execution, delivery and performance of this Agreement will not violate, or result in a breach of or default under, any applicable law or any agreement to which it is a party; and (c) the Buyer has not sold, assigned, granted, or transferred to any individual or entity any of the Released Claims, as defined in paragraph 9.1.

6. Representations of the Seller. Each Seller, severally and not jointly, represents and warrants that (a) such Seller has the power and authority necessary for the execution, delivery and performance of this Agreement, this Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered on behalf of such Seller, and this Agreement is the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms; and (b) the execution, delivery and performance of this Agreement will not violate, or result in a breach of or default under, any applicable law or any agreement to which it is a party.

7. Regulation. This Agreement, and all rights, obligations and performance of the parties hereunder, are subject to all applicable state and federal law and to all duly promulgated orders and other duly authorized action of governmental authorities having jurisdiction over the transactions contemplated hereby.

8. Regulatory Proceedings. Upon execution of this Agreement, the Buyer agrees to promptly proceed to withdraw from all further proceedings in Vermont Public Service Board Docket No. 6545. The Buyer also agrees that it will not (i) intervene, appear, testify or submit any information in any action or proceeding before any governmental authority relating to this Agreement or a certain purchase and sale agreement between Vermont Yankee and Entergy Nuclear Vermont Yankee LLC ("Entergy"), dated as of August 15, 2001, and the transactions contemplated thereby for the purpose of objecting to, preventing or delaying the transactions contemplated thereby or otherwise taking any official position on behalf of the Buyer adverse to the Sellers, Vermont Yankee, other shareholders of Vermont Yankee, or Entergy in connection with such transactions, actions or proceedings; or (ii) cause, solicit or support any other person or entity on behalf of the Buyer to do any of the foregoing; provided, however, that this paragraph 8 does not prohibit trustees, directors, officers, members, commissioners or councilors from acting in their individual capacity with a disclaimer that they are not acting as representatives of the Buyer. Subject to the foregoing, the Sellers shall not oppose the Buyer being permitted to appear, in a non-party capacity, to testify or submit information in any such action or proceeding for the purpose of stating that the matters contemplated by this Agreement are in the best interests of its ratepayers. The Buyer further agrees that, as a non-party, it will support this Agreement and the transactions contemplated hereby in proceedings before the Vermont Public Service Board and the FERC to the extent reasonably advisable and necessary to obtain such approvals.

9. Release of Claims.

9.1. Release. Effective on the Termination Date, the Buyer and the Sellers on behalf of themselves, their present, former and future affiliated entities, and any and all present, former and future officers, directors, shareholders, partners, employees, creditors, agents, attorneys, successors, heirs and assigns of the Buyer and the Sellers and/or any present, former or future affiliated entity of the Buyer or the Sellers (collectively, the "Releasors"), do hereby release, remise, and forever discharge each of the Sellers or the Buyer, their present, former and future affiliated entities, and any and all present, former or future officers, directors, shareholders, partners, advisory board members, employees, agents, attorneys, successors, heirs and assigns or any of their present, former and future affiliated entities (collectively, the "Releasees"), of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, torts, damages, and any and all claims and liabilities whatsoever, of every name and nature, both at law and in equity, including, but not being limited to, any such claims that any of the Releasors now has or ever had or may ever have with or against any of the Releasees relating to or arising out of the Power Purchase Agreement, whether known or unknown, suspected or unsuspected, mature, contingent, direct, derivative, subrogated, or assigned (collectively, the "Released Claims").

9.2. Waiver and Indemnity. The Buyer and the Sellers agree (a) that none of their Releasors will maintain, cause to be maintained, or assist in maintaining (either individually or in concert with another) any further demand, action, claim, lawsuit, arbitration, or similar proceeding, in any capacity whatsoever, against any of the Releasees based upon any of the Released Claims; and (b) to indemnify the Releasees for and against any and all costs, damages, liabilities, or other expenses (including, without limitation, any attorneys' fees) reasonably incurred by any of its Releasees by reason of any violation of clause (a) of this paragraph.

10. General. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior and current understandings and agreements, whether written or oral, and may not be modified except by a writing signed by each of the parties. If any provision of this Agreement is found invalid or unenforceable, the parties will negotiate appropriate modifications to this Agreement to restore the intended benefits of the original Agreement. The headings in this Agreement are for convenience of reference only and shall not alter, limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their permitted successors and assigns. Each party to this Agreement agrees to perform such other and further acts, and to execute and deliver such other and further documents as may be reasonably necessary to carry out the provisions of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Vermont.

Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.
CENTRAL VERMONT PUBLIC SERVICE CORPORATION
By:
Name: Title:
GREEN MOUNTAIN POWER COMPANY
By:
Name: Title:
[named Buyer]
By:
Name: Title:

ACKNOWLEDGEMENT AND CONSENT

            VERMONT ELECTRIC POWER COMPANY, INC. ("VELCO"), which is technically the seller in respect of the portion of the Vermont Quota sold to the Buyer pursuant to the terms of the Power Purchase Agreement referred to in the Secondary Purchaser Settlement Agreement to which this Acknowledgement and Consent is attached, hereby (a) acknowledges that it is familiar with the Secondary Purchaser Settlement Agreement; and (b) subject to regulatory requirements (i) agrees to be bound by its terms, (ii) consents to the termination of the Power Purchase Agreement in accordance with the terms of the Secondary Purchaser Settlement Agreement, and (iii) agrees to file or cause to be filed a notice of termination with respect to such termination.
VERMONT ELECTRIC POWER COMPANY, INC.
By:
Name: Title: